UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________________
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_____________________

Date of Report (Date of earliest event Reported): April 28, 2017 (April 26, 2017)
Emclaire Financial Corp
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-34527	25-1606091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

612 Main Street, Emlenton, Pennsylvania 16373
(Address of Principal Executive Offices) (Zip Code)
(724) 867-2311
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EMCLAIRE FINANCIAL CORP
CURRENT REPORT ON FORM 8-K

ITEM 5.07. Submission of Matters to a Vote of Security Holders

(a)
The Emclaire Financial Corp (the Corporation) Annual Meeting of Shareholders was held on April 26, 2017. At the annual meeting, 1,635,496 shares of common stock, or 75.99% of the 2,152,358 shares of common stock outstanding and entitled to vote at the annual meeting, were voted in person or by proxy.

(b)	Set forth below are the matters which were acted upon by the Corporation’s shareholders at the annual meeting:

1.	Election of four (4) directors to serve for three-year terms and until their successors are duly elected and qualified; and

2.	Ratification of the selection of Crowe Horwath LLP, Certified Public Accountants, as the independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2017.

As to proposal number one, the following directors were elected for a three-year term expiring in 2020:

Name	Shares For	Shares Withheld	Broker Non-vote
James M. Crooks	1,283,892	29,071	322,533
Robert W. Freeman	1,291,225	21,738	322,533
Robert L. Hunter	1,286,711	26,252	322,533
John B. Mason	1,196,302	116,661	322,533

Proposal number two, the recommendation of the Board of Directors to ratify the appointment of Crowe Horwath, LLP as the Corporation’s independent registered public accounting firm, was approved with 1,630,875 shares in favor, 2,141 shares against and 2,480 shares abstained.

(c)	Not applicable.

(d)	Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCLAIRE FINANCIAL CORP

Date: April 28, 2017	William C. Marsh

	Name:	William C. Marsh
	Title:	Chairman of the Board,
President and Chief Executive Officer